                                                                    Exhibit 99.1



Young Broadcasting Announces Solicitation of Consents From Note Holders, Proposed Offering of New Notes and Proposed Amendments to Senior Credit Facility

NEW YORK--(BUSINESS WIRE)--Oct. 26, 2001--Young Broadcasting Inc. ( "YBI ") (NASDAQ: YBTVA - news) today announced that it has commenced the solicitation of consents from holders of its 9% senior subordinated notes due 2006 to amend certain provisions of the indenture governing those securities.

The Company will pay consenting holders $10.00 in cash for each $1,000 principal amount of the 9% notes if the proposed amendments become effective. The solicitation of consents will expire at 5 p.m. EDT, November 5, 2001, unless extended by the Company. Young Broadcasting has retained Deutsche Banc Alex. Brown Inc., CIBC World Markets Corp. and First Union Securities, Inc. as Solicitation Agents in connection with the consent solicitation. D.F. King & Co., Inc. is acting as the information agent for the consent solicitation. Any questions or requests for assistance or copies of the consent solicitation materials may be directed to D.F. King & Co., Inc. ((800) 714-3305) or Deutsche Banc Alex. Brown ((212) 469-8995). The Company also announced that it intends, subject to market conditions, to offer up to $250 million of new senior unsecured notes in a private placement, and that it has requested that its senior lenders agree to certain amendments to the Company's senior credit facility.

The proposed amendments to the 9% notes indenture are conditioned upon, among other things, receipt of the requisite consents in the consent solicitation, consummation of the proposed offering of new senior notes and the amendments to the Company's senior credit facility. The net proceeds from the proposed new senior note offering will be used to repay indebtedness under the senior credit facility. The issuance of the new senior notes is subject to the successful completion of the consent solicitation. The proposed amendments to the senior credit facility address, among other things, possible financial covenant issues which may arise at December 31, 2001 and in future years.

The new senior notes will be offered to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The new senior notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the new senior notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Young Broadcasting owns twelve television stations and the national television representation firm, Adam Young Inc. Six stations are affiliated with the ABC Television Network (WKRN-TV - Nashville, TN, WTEN-TV - Albany, NY, WRIC-TV - Richmond, VA, WATE-TV - Knoxville,

TN, WTVO-TV - Rockford, IL and WBAY-TV - Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV - Lansing, MI, KLFY-TV - Lafayette, LA, and KELO-TV - Sioux Falls, SD), and two are affiliated with the NBC Television Network (KWQC-TV - Davenport, IA, and KRON-TV - San Francisco, CA). KCAL-TV - Los Angeles, CA is the only independent VHF station in Los Angeles.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Commission Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting's Annual Report on Form 10-K for the year ended December 31, 2000, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising and volatility in programming costs.


___________________

Contact:
     Young Broadcasting Inc., New York
     Vincent Young/James Morgan, 212/754-7070 or
     The Lippin Group, New York
     Don Ciaramella, 212/986-7080